As filed with the Securities and Exchange Commission on June 24, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

A-Power Energy Generation Systems, Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

No. 44 Jingxing North Street
Tiexi District
Shenyang, Liaoning, China 110021
(Address of principal executive offices)

A-Power Energy Generation Systems, Ltd. 2007 Equity Plan
 (Full Title of the Plan)

C T Corporation System
111 Eighth Avenue
New York, NY 10011
(Name and  address, of agent for service)

(212) 894-8539
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Fee

Common Shares, par value $0.0001 per common share	2,000,000	$8.08	16,160,000	$1,153

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2) Estimated pursuant to Rule 457(h) and 457(c) of the Securities Act solely for purposes of calculating the registration fee.  The price for the shares under each plan is based upon the average of the high and low prices of the Common Shares on June 23, 2010, as reported on the Nasdaq Global Select Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.          Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8. The documents containing the information specified in this item have been or will be sent or given to participants of the A-Power Energy Generation Systems, Ltd. 2007 Equity Plan (the “2007 Equity Plan”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.          Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8. The documents containing the information specified in this item have been or will be sent or given to participants of the 2007 Equity Plan as specified by Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

The following documents, which have been filed by A-Power Energy Generation Systems, Ltd. or its predecessor entities (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference and made a part herein:

(a)           The Registrant’s annual report on Form 20-F filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Registrant’s fiscal year ended December 31, 2009, as filed with the Commission on March 31, 2010 (File No. 001-33820).

(b)           The Registrant’s Form 6-K filed with the SEC on April 12, 2010.

(c)           The Registrant’s Form 6-K filed with the SEC on June 10, 2010.

(d)           The Registrant’s Form 8-A as filed with the Commission on November 9, 2007, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  The Registrant may incorporate by reference future reports on Form 6-K furnished to the Commission by adding in a report that it is being incorporated by reference into this Registration Statement.  Any statement contained in this Registration Statement or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.          Description of Securities.

Not applicable.

Item 5.          Interests of Named Experts and Counsel.

Not applicable.

Item 6.          Indemnification of Directors and Officers.

British Virgin Islands law allows the Registrant to indemnify its directors, officers and auditors acting in relation to any of its affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as the Registrant's directors, officers and auditors; provided that such person acted honestly and in good faith with a view to the best interests of the Registrant.  The Registrant's articles of association provide that the Registrant may, subject to the provisions of the BVI Business Companies Act, 2004, indemnify any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Registrant; or (b) is or was, at the Registrant's request, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.          Exemption from Registration Claimed.

Not applicable.

Item 8.          Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein.

Exhibit No.	Document
3.1
Memorandum of Association of the Registrant (incorporated by reference to Exhibit 1.1 from Amendment No. 1 to our Form 20-F for the fiscal year ended December 31, 2008 (File No. 001-33820), filed with the SEC on December 2, 2009)

3.2
Articles of Association of the Registrant (incorporated by reference to Exhibit 1.2 from Amendment No. 1 to our Form 20-F for the fiscal year ended December 31, 2008 (File No. 001-33820), filed with the SEC on December 2, 2009)

5.1	Opinion of Maples & Calder

10.1
A-Power Energy Generation Systems, Ltd. 2007 Equity Plan (incorporated by reference to Annex D (the Chardan South China Acquisition Corporation 2007 Equity Plan) of the proxy statement/prospectus contained in our registration statement on Form S-4 (file no. 333-142894) originally filed with the Securities and Exchange Commission on May 11, 2007)

23.1	Consent of Maples & Calder (included in Exhibit 5.1)

23.2	Consent of MSCM LLP

23.3	Consent of ASKA & CO.

24.1	Power of Attorney (included on signature page hereto)

Item 9.          Undertakings.

The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)         Any other communication that is an offer in the offering made by the Registrant to the purchaser.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report filed on Form 20-F pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenyang, People’s Republic of China, on June 24, 2010.

A-POWER ENERGY GENERATION SYSTEMS, LTD.

By:	/s/ Jinxiang Lu
Name:	Jinxiang Lu
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint each of Jinxiang Lu and John S. Lin, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all post effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that all said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jinxiang Lu	Chairman of the Board and Chief Executive Officer	June 24, 2010
Jinxiang Lu

/s/ John S. Lin	Director and Chief Operating Officer	June 24, 2010
John S. Lin

/s/ Remo Richli	Independent Director	June 24, 2010
Remo Richli

/s/ Robert B. Leckie	Independent Director	June 24, 2010
Robert B. Leckie

/s/ Dilip Limaye	Independent Director	June 24, 2010
Dilip Limaye

/s/ Zhenyu Fan	Independent Director	June 24, 2010
Zhenyu Fan

/s/ Jianmin Wu	Independent Director	June 24, 2010
Jianmin Wu

/s/ Kin Kwong (Peter) Mak	Chief Financial Officer and	June 24, 2010
Kin Kwong (Peter) Mak	Chief Accounting Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in Newark, Delaware, on June 24, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

EXHIBIT INDEX

Exhibit No.	Document
3.1
Memorandum of Association of the Registrant (incorporated by reference to Exhibit 1.1 from Amendment No. 1 to our Form 20-F for the fiscal year ended December 31, 2008 (File No. 001-33820), filed with the SEC on December 2, 2009)

3.2
Articles of Association of the Registrant (incorporated by reference to Exhibit 1.2 from Amendment No. 1 to our Form 20-F for the fiscal year ended December 31, 2008 (File No. 001-33820), filed with the SEC on December 2, 2009)

5.1	Opinion of Maples & Calder

10.1
A-Power Energy Generation Systems, Ltd. 2007 Equity Plan (incorporated by reference to Annex D (the Chardan South China Acquisition Corporation 2007 Equity Plan) of the proxy statement/prospectus contained in our registration statement on Form S-4 (file no. 333-142894) originally filed with the Securities and Exchange Commission on May 11, 2007)

23.1	Consent of Maples & Calder (included in Exhibit 5.1)

23.2	Consent of MSCM LLP

23.3	Consent of ASKA & CO.

24.1	Power of Attorney (included on signature page hereto)